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                                                                  EXHIBIT 10.362

                         ALLSTATE LIFE INSURANCE COMPANY
                           ALLSTATE INSURANCE COMPANY
                         ALLSTATE PLAZA SOUTH, SUITE G5C
                           NORTHBROOK, ILLINOIS 60062

                                 October 1, 2004

Inland Western Jackson Columns, L.L.C.
2901 Butterfield Road
Oakbrook, Illinois 60523

             Re:    Allstate Life Insurance Company
                    Allstate Insurance Company
                    Loan No. 122534
                    The Columns
                    Jackson, Tennessee (the "Property")

Ladies and Gentlemen:

     Reference is made to our Commitment Letter dated October 6, 2004, as amended (the "Commitment") with respect to a $11,423,300 loan (the "Loan") to be evidenced by two Mortgage Notes of even date herewith, one payable to Allstate Life Insurance Company in the principal amount of $8,567,500 and one payable to Allstate Insurance Company in the principal amount of $2,855,800 (collectively, the "Note") and to be secured by a Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust") encumbering the Property. Initially capitalized terms used but not otherwise defined in this letter agreement (the "Letter Agreement") have the same meanings given them in the Deed of Trust.

     In consideration of your execution and delivery of the documents evidencing, securing or otherwise pertaining to the Loan (the "Loan Documents"), you (the "Borrower") and we ("Lender") hereby agree as follows:

     1. RELATED AGREEMENT. This Letter Agreement shall constitute a Related Agreement.

     2. IMPOUNDS. With regard to the provisions contained in Section 1.06 of the Deed of Trust requiring Borrower to deposit 1/12 of the annual amounts of real estate taxes, regular and special assessments and insurance premiums, Lender hereby agrees to defer collection of such monthly deposits for so long as
(a) Borrower is the sole fee simple owner of the Property; and (b) no Event of Default exists under the Loan Documents and no condition or event exists which with notice, the passage of time, or both, would constitute an Event of Default; and (c) at Lender's election, Borrower either pays for a tax reporting service or Borrower promptly and consistently furnishes evidence that taxes and insurance are being currently paid.

     3.    EARTHQUAKE INSURANCE. With regard to the provisions contained in
Section 1.02 of the Deed of Trust requiring Borrower obtain earthquake insurance coverage on the Property,

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Lender hereby agrees to waive such requirement until such time as such coverage is available at commercially reasonable rates and in Lender's reasonable opinion such coverage is generally required by other institutional lenders.

     4. BORROWER'S RIGHT TO TRANSFER THE PROPERTY. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, Borrower shall have a one time right, provided there is no Event of Default or default or event which, with notice or the passage of time, or both, could result in an Event of Default by Borrower under the Loan Documents, to assign, sell or transfer all of the Property (the "Permitted Transfer") to a party with experience, reasonably satisfactory to Lender, in managing property similar to the Property and whose financial condition is reasonably satisfactory to Lender ("Permitted Transferee"). The Permitted Transfer shall be further conditioned upon:

     (a) the payment by Borrower to Lender of a transfer fee equal to one percent of the outstanding principal balance of the Note (a nonrefundable $5,000 deposit toward such transfer fee shall be due at the time Borrower initially requests a Permitted Transfer, the balance of the transfer fee shall be due on the closing of the transaction);

     (b) the reimbursement of all of Lender's expenses, including legal fees, incurred in connection with the Permitted Transfer;

     (c) the Permitted Transferee and such general partners or principals of Permitted Transferee as Lender may request, assuming, in form and substance satisfactory to Lender, all obligations of Borrower under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement and any nonrecourse exception indemnity agreement, with the same degree of recourse liability as Borrower and subject to the same exculpatory provisions;

     (d) Lender's receipt of a title policy complying with the requirements of the Commitment, updated to the date of the Permitted Transfer, evidencing that such Permitted Transfer will not adversely affect Lender's first and prior lien on the Property or any other rights or interests granted to Lender under the Loan Documents;

     (e) Lender's receipt of opinions of counsel acceptable to Lender that all previous opinions, pertaining to Borrower are true with respect to the Permitted Transferee and the Permitted Transferee has duly assumed the Loan Documents, and same are valid and enforceable against Permitted Transferee and the Property; and that Borrower has the requisite power and authority to properly transfer the Property;

     (f) the Property having maintained a Debt Coverage Ratio of not less than 200 percent for the 12 month period ending 30 days before the date of the Permitted Transfer and the Property having a projected Debt Coverage Ratio for the next 12 months based on the most recently approved and certified financial statements and annual rent roll of not less than 200 percent;

     (g) the Permitted Transferee paying to Borrower at least 45 percent cash down payment on the date of the Permitted Transfer;

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     (h)   Lender's receipt and approval of the purchase and sale contract and copies of the proposed transfer documentation;

     (i) Lender's receipt and approval of the Permitted Transferee's resume and financial statements; and

     (j) Lender's receipt and approval of an updated MAI appraisal by an appraiser satisfactory to Lender (prepared at Borrower's expense) specifically confirming a loan to value ratio of no more than 55 percent.

     In addition, Borrower shall have the right, provided there is no Event of Default or default or event which, with notice or the passage of time, or both, could result in an Event of Default by Borrower under the Loan Documents, to make a Permitted Transfer to INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation ("Member"), the sole member of Borrower, so long as (x) Borrower pays to Lender a transfer fee equal to $5,000, (y) the Member assumes, in form and substance satisfactory to Lender, all obligations of Borrower under the Loan Documents, including, without limitation, the Environmental Indemnity Agreement, with the same degree of recourse liability as Borrower and subject to the same exculpatory provisions, and (z) the conditions and requirements set forth in subparagraphs 4(b), (d) and (e) above are satisfied.

     Net Operating Income shall be certified to be true and correct by the managing general partner, manager or chief financial officer of Borrower.

     5. RIGHT TO CHANGE OWNERSHIP INTERESTS IN BORROWER. Notwithstanding the provisions contained in Section 1.08 and other applicable provisions of the Deed of Trust, so long as Member maintains its status as a Real Estate Investment Trust (a "REIT"), any encumbrance, security interest or assignment or transfer of ownership of all types and classes of the shares of Member shall not constitute an improper encumbrance or transfer.

     6     PHASE II ADVANCE. The Letter Agreement, as amended (the "Contract"), between Jackson Property Associates, G.P. ("Seller"), as seller, and Inland Real Estate Acquisitions, Inc., an affiliate of Borrower, as buyer, provides for Borrower's later acquisition of certain real property and improvements contiguous to the Property (the "Phase II Property"). Lender has agreed to make one additional advance (the "Phase II Advance") in an amount up to the lesser of: (a) 55% of the acquisition price actually paid by Borrower to Seller under the Contract or (b) 3,442,100. The Phase II Advance shall bear interest at a fixed rate equal to the sum of the Contract Rate plus 4 basis points for every 30 days between the initial Disbursement Date and the closing for the Phase II Advance. The Phase II Advance may not be prepaid except in accordance with the terms of the Mortgage, this Letter Agreement and provisions (to be reflected in the amendments to the Related Agreements referred to below) that are substantially the same (including those pertaining to prepayment premiums) as those that are contained in Section 9 of the Note.

     The Phase II Advance shall only be funded upon the following terms and conditions:

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     (a)   there is as of funding no Event of Default or an event or condition that, with notice or the passage of time, or both, would constitute an Event of Default by Borrower under the Related Agreements;

     (b)   Borrower has acquired the Phase II Property;

     (c) Lender has received (i) estoppel certificates acceptable to Lender from Old Navy and Ross Dress, confirming that such tenants are in occupancy and paying rent, (ii) subordination, non-disturbance and attornment agreements in the form required by the Commitment for any tenants of the Phase II Property leasing over 5,000 square feet, (iii) all third party reports required under the Commitment acceptable to Lender, (iv) a certificate of occupancy from the applicable governmental authority, (v) a survey of the Phase II Property and a title insurance policy (or an endorsement to the title policy) for the Phase II Property, both in the forms required by the Commitment, (vi) executed and recorded, as applicable, amendments to the Related Agreements necessary to evidence and secure the Phase II Advance and to encumber the Phase II Property, and (vii) legal opinions and such other items as Lender may reasonably require; and

     (d)   The Phase II Advance shall be made no later than January 3, 2005.

     7.    DAMAGE TO PROPERTY. With regard to the provisions contained in
Section 1.04(A) of the Deed of Trust requiring Borrower to notify Lender of damage to the Property, the cost threshold for notification shall be increased to One Hundred Thousand Dollars ($100,000). With regard to the provisions contained in Section 1.04(B) and 1.04(C) of the Deed of Trust regarding the estimated cost of restoration, the threshold amounts shall be increased to Two Hundred Fifty Thousand Dollars ($250,000).

     8. INSURANCE. Lender hereby approves the insurance evidenced by the certificates attached as EXHIBIT A hereto.

     9. PROPERTY MANAGER. Lender hereby approves Inland Northwest Management Corp. as manager of the Property, subject to its execution of the letter attached as EXHIBIT B hereto.

     10. TENANT ESTOPPELS. Borrower shall use its best efforts to deliver to Lender, within 30 days after the Disbursement Date, estoppel letters from Best Buy, Bed, Bath & Beyond, Marshalls, Books a Million, in the forms attached as EXHIBIT C hereto.

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     11.   RIGHTS PERSONAL TO BORROWER. This Letter Agreement shall be binding upon Borrower and its successors and assigns, except that the rights granted to Borrower in paragraphs 2, 3, 4, 5, 6, 7, 8 and 9 of this Letter Agreement shall be personal to Borrower and shall not inure to the benefit of any subsequent owner of the Property. In the event Lender transfers all or any part of the Loan or any interest in the Loan Documents to any other person or entity, Lender agrees to notify such transferee(s) of the existence of this Letter Agreement and the fact that it is binding upon Lender's successors and assigns by delivering such transferee(s) a true, correct and complete copy of this Letter Agreement concurrently with such transfer accompanied by a letter of transmittal from Lender advising such transferee(s) of the binding nature of the provisions of this Letter Agreement. Lender will send a copy of its letter of transmittal and the enclosure to Borrower, and Borrower's name will be shown on the face of the original letter of transmittal as an addressee thereof.

                                 *  *  *  *  *

                            [Signature Page Follows]

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                                      Very truly yours,

                                      ALLSTATE LIFE INSURANCE COMPANY,
                                      an Illinois insurance corporation

                                      By:
                                         -------------------------------

                                      By:
                                         -------------------------------
                                           Its Authorized Signatories

                                      ALLSTATE INSURANCE COMPANY,
                                      an Illinois insurance corporation


                                      By:
                                         -------------------------------

                                      By:
                                         -------------------------------
                                           Its Authorized Signatories

                                      Accepted and agreed:

                                      INLAND WESTERN JACKSON COLUMNS, L.L.C.,
                                      a Delaware limited liability company

                                      By:  INLAND WESTERN RETAIL REAL ESTATE
                                           TRUST, INC., a Maryland corporation,
                                           Its sole member

                                           By: \s\ Debra A Palmer
                                              ----------------------------
                                           Its:   Asst Secretary
                                               ---------------------------

Dated: October 1, 2004

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                                    EXHIBIT A

                             INSURANCE CERTIFICATES

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                                    EXHIBIT B

                             PROPERTY MANAGER LETTER

                        INLAND NORTHWEST MANAGEMENT CORP.

                                 October 1, 2004

Inland Western Jackson Columns, L.L.C.
2901 Butterfield Road
Oakbrook, Illinois 60523

           Re:   Allstate Life Insurance Company
                 Allstate Insurance Company
                 Loan No. 122534
                 The Columns
                 Jackson, Tennessee (the "Property")

Ladies and Gentlemen:

     The undersigned ("Manager") is the current property manager of the Property pursuant to that certain Management Agreement (the "Agreement") dated as of August 24, 2004, by and between INLAND WESTERN JACKSON COLUMNS, L.L.C., a Delaware limited liability company ("Owner") and Manager. In consideration of your making the Loan to Owner (Manager being an affiliate of Owner), Manager acknowledges and agrees to the following:

     1. Allstate, in its sole discretion, may terminate the Agreement by notice to Manager upon acquisition by Allstate of title to the Property by foreclosure, deed in lieu of foreclosure, or other transfer of the Property or upon Allstate otherwise obtaining possession of the Property by any lawful means. Upon the appointment of a receiver or court appointed officer, either Allstate or such receiver or officer may terminate the Agreement in its sole discretion by notice to Manager.

     2. Manager waives any right to create a lien against the Property to secure payment of unpaid management fees.

     3. Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees paid or payable to Manager thereafter shall be subordinate to amounts owed to Allstate under such Loan documents.

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     4.   Upon the occurrence of, and during the continuation of, a default under any of the documents evidencing the Loan which has not been cured in Allstate's sole judgment, all management fees and other sums received by Manager thereafter in connection with management of the Property shall be held in trust for the benefit of Allstate.

     5. Until Allstate elects to terminate the Agreement as provided herein, Manager will perform all of its obligations, covenants, conditions and agreements under the Agreement for the benefit of Allstate and its successors and assigns, so long as Allstate performs the duties and obligations of Owner under the Agreement accruing after the date Allstate exercises its rights under the Deed of Trust.

                                      INLAND NORTHWEST MANAGEMENT CORP.


                                      By:
                                         ---------------------------------
                                           Its
                                               ---------------------------

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                                    EXHIBIT C

                                ESTOPPEL LETTERS

                                 [See Attached]